Exhibit 2.8

VIDEOTRON LTD. / VIDÉOTRON LTÉE

NINTH SUPPLEMENTAL INDENTURE

Dated as of December 22, 2010

Wells Fargo Bank, National Association,

Trustee

NINTH SUPPLEMENTAL INDENTURE, dated as of December 22, 2010 (this “Ninth Supplemental Indenture”), by and among Videotron Ltd. / Vidéotron Ltée, a company continued under the laws of the Province of Québec (the “Company”), Videotron G.P. / Vidéotron s.e.n.c., a general partnership under the laws of the Province of Québec (“VGP”), 9230-7677 Québec inc., a company incorporated under the laws of the Province of Québec (“9230-7677”), Videotron L.P. / Vidéotron s.e.c, a limited partnership under the laws of the Province of Québec the sole general partner of which is 9230-7677 (“VLP”, and VLP, VGP and 9230-7677 each an “Additional Subsidiary Guarantor” and, collectively, the “Additional Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the Indenture, dated as of October 8, 2003 (as supplemented by the supplemental indenture dated as of July 12, 2004 (the “First Supplemental Indenture”), by and among the Company, each person listed as an additional subsidiary guarantor on the signature pages to the First Supplemental Indenture (collectively referred to as the “First Additional Subsidiary Guarantors”), and the Trustee, as further supplemented by the supplemental indenture dated as of July 15, 2005 (the “Second Supplemental Indenture”), by and among the Company, the person listed as an additional subsidiary guarantor on the signature pages to the Second Supplemental Indenture (the “Second Additional Subsidiary Guarantor”), and the Trustee, as further supplemented by the supplemental indenture dated as of April 15, 2008 (the “Third Supplemental Indenture”), by and among the Company, the person listed as an additional subsidiary guarantor on the signature page to the Third Supplemental Indenture (the “Third Additional Subsidiary Guarantor”), and the Trustee, as further supplemented by the supplemental indenture dated as of April 28, 2008 (the “Fourth Supplemental Indenture”), by and among the Company, the person listed as an additional subsidiary guarantor on the signature page to the Fourth Supplemental Indenture (the “Fourth Additional Subsidiary Guarantor”), and the Trustee, and as further supplemented by the supplemental indenture dated as of September 23, 2008 (the “Fifth Supplemental Indenture”), by and among the Company, the person listed as an additional subsidiary guarantor on the signature page to the Fifth Supplemental Indenture (the “Fifth Additional Subsidiary Guarantor”), and the Trustee, and as further supplemented by the supplemental indenture dated as of August 17, 2009 (the “Sixth Supplemental Indenture”), by and among the Company, the person listed as an additional subsidiary guarantor on the signature page to the Sixth Supplemental Indenture (the “Sixth Additional Subsidiary Guarantor”), and the Trustee, as further supplemented by the supplemental indenture dated as of September 2, 2009 (the “Seventh Supplemental Indenture”), by and among the Company, the person listed as an additional subsidiary guarantor on the signature page to the Seventh Supplemental Indenture (the “Seventh Additional Subsidiary Guarantor”), and the Trustee, and as further supplemented by the supplemental indenture dated as of September 29, 2010 (the “Eighth Supplemental Indenture”), by and among the Company, the person listed as an additional subsidiary guarantor on the signature page to the Eighth Supplemental Indenture (the “Eighth Additional Subsidiary Guarantor”), and the Trustee, the “Indenture”), by and among the Company, each person listed as a guarantor on the signature pages to the Indenture (collectively referred to as the “Original Subsidiary Guarantors”) and the Trustee.

WHEREAS, the Company, the Original Subsidiary Guarantors and the Trustee entered into the Indenture governing the Company’s 6  7/8% Senior Notes due January 15, 2014 (the “Notes”);

WHEREAS, Section 4.19 of the Indenture provides that under certain circumstances the Company shall cause a Restricted Subsidiary to execute and deliver to the

Trustee a supplemental indenture providing for a Subsidiary Guarantee of the payment of the Notes by such Restricted Subsidiary;

WHEREAS, pursuant to the First Supplemental Indenture, the First Additional Subsidiary Guarantors provided for such Subsidiary Guarantees;

WHEREAS, pursuant to the Second Supplemental Indenture, the Second Additional Subsidiary Guarantor provided for such a Subsidiary Guarantee;

WHEREAS, pursuant to the Third Supplemental Indenture, the Third Additional Subsidiary Guarantor provided for such a Subsidiary Guarantee;

WHEREAS, pursuant to the Fourth Supplemental Indenture, the Fourth Additional Subsidiary Guarantor provided for such a Subsidiary Guarantee;

WHEREAS, pursuant to the Fifth Supplemental Indenture, the Fifth Additional Subsidiary Guarantor provided for such a Subsidiary Guarantee;

WHEREAS, pursuant to the Sixth Supplemental Indenture, the Sixth Additional Subsidiary Guarantor provided for such a Subsidiary Guarantee;

WHEREAS, pursuant to the Seventh Supplemental Indenture, the Seventh Additional Subsidiary Guarantor provided for such a Subsidiary Guarantee;

WHEREAS, pursuant to the Eighth Supplemental Indenture, the Eighth Additional Subsidiary Guarantor provided for such a Subsidiary Guarantee;

WHEREAS, the parties hereto are desirous of further supplementing the Indenture in the manner hereinafter provided for the purpose of providing Subsidiary Guarantees by the Additional Subsidiary Guarantors in accordance with the terms of the Indenture;

WHEREAS, Section 9.01(e) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without the consent of any Holder to add additional guarantees with respect to the Notes; and

WHEREAS, all things necessary have been done to make this Ninth Supplemental Indenture a valid agreement of the Company, the Additional Subsidiary Guarantors and the Trustee, in accordance with its terms.

NOW, THEREFORE, THIS NINTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:

1. Terms used in this Ninth Supplemental Indenture that are not defined herein shall have the meanings set forth in the Indenture.

2. Each of the Additional Subsidiary Guarantor hereby agrees to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions and limitations set forth in the Indenture, including but not limited to Article 10 of the Indenture.

3. This Ninth Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is hereby ratified, approved and confirmed.

4. This Ninth Supplemental Indenture shall be effective as of the date hereof. On and after the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,”

“hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Ninth Supplemental Indenture unless the context otherwise requires.

5. Except as provided below, in the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Ninth Supplemental Indenture, the terms and conditions of this Ninth Supplemental Indenture shall prevail.

6. If any provision of this Ninth Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Ninth Supplemental Indenture is executed, the provision required by said Act shall control.

7. This Ninth Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York.

8. This Ninth Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Ninth Supplemental Indenture.

9. The recitals contained in this Ninth Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Ninth Supplemental Indenture.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed as of the day and year first above written.

COMPANY:

VIDÉOTRON LTÉE

By :	/s/ Chloe Poirier	By :	/s/ Christian Marcoux
	Name : Chloe Poirier Title : Treasurer		Name : Christian Marcoux Title : Assistant Secretary

ADDITIONAL SUBSIDIARY GUARANTORS:

VIDEOTRON G.P. / VIDÉOTRON S.E.N.C.

By :	/s/ Chloe Poirier	By :	/s/ Christian Marcoux
	Name : Chloe Poirier Title : Treasurer		Name : Christian Marcoux Title : Assistant Secretary

VIDEOTRON L.P. / VIDÉOTRON S.E.C., by its general partner 9230-7677 QUÉBEC INC.

By :	/s/ Chloe Poirier	By :	/s/ Christian Marcoux
	Name : Chloe Poirier Title : Treasurer		Name : Christian Marcoux Title : Assistant Secretary

9230-7677 QUÉBEC INC.

By :	/s/ Chloe Poirier	By :	/s/ Christian Marcoux
	Name : Chloe Poirier Title: Treasurer		Name : Christian Marcoux Title : Assistant Secretary

[SIGNATURE PAGES CONTINUE NEXT PAGE]

Ninth Supplemental Indenture to 2003 Indenture

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

/s/ Raymond Delli Colli
Name: Raymond Delli Colli Title: Vice President

Ninth Supplemental Indenture to 2003 Indenture